Exhibit (b)(3)

FIRST AMENDMENT dated as of May 21, 2007 (this “Amendment”) to (i) the First Lien Credit Agreement dated as of April 26, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SUNTERRA CORPORATION, a Maryland corporation (as successor to DRS ACQUISITION CORP., a Maryland corporation, the “Borrower”), DIAMOND RESORTS HOLDINGS, LLC, a Nevada limited liability company (“Polo Holdings”), DIAMOND RESORTS PARENT, LLC, a Nevada limited liability company (“Holdings”), the LENDERS from time to time party thereto (the “Lenders”) and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Lenders and (ii) the First Lien Guarantee and Collateral Agreement dated as of April 26, 2007 (the “Guarantee and Collateral Agreement”) among the Borrower, Polo Holdings, Holdings, the Subsidiaries of Holdings from time to time party thereto and the Collateral Agent.

WHEREAS, Holdings, Polo Holdings and the Borrower have requested and the Administrative Agent has indicated its willingness on behalf of the Lenders to permit multiple borrowings under the Delayed Draw Term Loan Commitments;

WHEREAS Holdings, Polo Holdings and the Borrower have informed the Administrative Agent that a new Subsidiary, Polo Sunterra Development, LLC, a Nevada limited liability company and a direct, wholly-owned subsidiary of Polo Holdings ( the “New Subsidiary”) has been created;

WHEREAS Holdings, Polo Holdings, the Borrower, the Administrative Agent, the Required Lenders and each Delayed Draw Term Loan Lender have agreed, on the terms and subject to the conditions set forth herein, to amend the Credit Agreement in the manner set forth herein; and

WHEREAS Holdings, Polo Holdings, the Borrower, the other Loan Parties and the Collateral Agent, with the consent of the Required Lenders, have agreed, on the terms and subject to the conditions set forth herein, to amend the Guarantee and Collateral Agreement in the manner set forth herein;

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Each capitalized term used and not defined herein shall have the meaning assigned to it in the Credit Agreement (as amended hereby) or the Guarantee and Collateral Agreement (as amended hereby), as applicable.

SECTION 2. Amendment to the Credit Agreement. Effective as of the First Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a) The introductory statement of the Credit Agreement is hereby amended by adding “or converted pursuant to Existing Sunterra Notes Conversions (or to repay Tranche A Loans or for general corporate purposes if and to the extent permitted by Section 4.03)” immediately prior to the end of the second sentence of the second paragraph thereof.

(b) The definition of the term “Defaulting Lender” in Section 1.01 of the Credit Agreement is hereby amended by deleting “the Delayed Draw Term Loans are made or” from the parenthetical therein.

(c) The definition of the term “Term Loan Conversion Date” in Section 1.01 of the Credit Agreement is hereby amended by deleted such definition in its entirety and inserting, in lieu thereof, the following:

““Term Loan Conversion Date” shall mean the date that is the earlier of (a) the date on which the Delayed Draw Term Loan Commitments terminate if on such date no Delayed Draw Term Loans have been borrowed or all outstanding Initial Term Loans are ABR Loans and (b) the date that is the last day of the Interest Period in effect for the Eurodollar Term Borrowing outstanding on the date that is the earlier of (i) the date of the second Borrowing of Delayed Draw Term Loans and (ii) the date on which the Delayed Draw Term Loan Commitments terminate (or any earlier date on which such Eurodollar Term Loan Borrowing is converted to an ABR Borrowing or the Interest Period therefor is converted to another permissible Interest Period, in each case in accordance with Section 2.10), if on such date all outstanding Initial Term Loans are not ABR Loans.”

(d) The definition of the term “Transactions” in Section 1.01 of the Credit Agreement is hereby amended by adding “and the settlement of any Existing Sunterra Notes converted pursuant to Existing Sunterra Notes Conversions” immediately prior to the end of clause (h) thereof.

(e) The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical position:

““Existing Sunterra Notes Conversions” shall mean the conversion of any Existing Sunterra Notes by holders thereof following the Closing Date in accordance with the terms of the Existing Sunterra Notes Documents.”

(f) Section 2.01(j) of the Credit Agreement is hereby amended by deleting clause (ii) thereof in its entirety and inserting, in lieu thereof, “(ii) to make up to two Delayed Draw Term Loans to the Borrower on dates that are on or prior to the date that is 50 Business Days after the Closing Date in a principal amount for each such Borrowing not to exceed its Delayed Draw Term Loan Commitment in effect on the date of such Borrowing.”

(g) Section 2.05(a) of the Credit Agreement is hereby amended by deleting such paragraph in its entirety and inserting, in lieu thereof, the following:

“(a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on each date on which Delayed Draw Term Loan Commitments are reduced, expire or are terminated pursuant to Section 2.09(a) or as otherwise provided herein, a commitment fee (the “Delayed Draw Commitment Fees”) equal to 0.50% per annum on the daily amount of the Delayed Draw Term Loan Commitment of such Lender that is reduced, expires or terminates on such date during the period commencing with the Closing Date and ending with the date on which such Delayed Draw Term Loan Commitment of such Lender is reduced, expires or terminates. All Delayed Draw Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.”

(h) Section 2.09(a) of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and inserting, in lieu thereof, the following: “The Delayed Draw Term Loan Commitment of a Lender shall automatically be reduced upon the making of any Delayed Draw Term Loan by such Lender, in an amount equal to the Delayed Draw Term Loan so made. Unless previously reduced to zero, all Delayed Draw Term Loan Commitments shall automatically terminate on the earlier of (i) the date of the second Delayed Draw Term Loan Borrowing and (ii) the date that is 50 Business Days after the Closing Date.”

(i) Section 3.02 of the Credit Agreement is hereby amended by adding “or that are converted pursuant to Existing Sunterra Notes Conversions” immediately prior to the end of the second parenthetical in clause (ii) thereof.

(j) Section 4.03 of the Credit Agreement is hereby amended by replacing the phrase “On the date of Borrowing of Delayed Draw Term Loans:” therein with the phrase “On the date of each Borrowing of Delayed Draw Term Loans:”

(k) Section 4.03(a) of the Credit Agreement is hereby amended by replacing the phrase “the funding” therein with the phrase “each funding”.

(l) Section 4.03(b) of the Credit Agreement is hereby amended by adding “or converted pursuant to Existing Sunterra Notes Conversions” immediately prior to the end thereof.

(m) Section 4.03(c) of the Credit Agreement is hereby amended by deleting such paragraph in its entirety and inserting, in lieu thereof, the following:

“(c) The Borrower shall, substantially simultaneously with each Borrowing of Delayed Draw Term Loans, either (i) purchase all of the Existing Sunterra Notes tendered pursuant to the Existing Sunterra Notes Repurchase Offer or (ii) pay the conversion price for all the Existing Sunterra Notes converted pursuant to Existing Sunterra Notes Conversions, provided that if, prior to such Borrowing of Delayed Draw Term Loans, the Borrower has purchased Existing Sunterra Notes tendered pursuant to the Existing Sunterra Notes Repurchase Offer or paid the conversion price for Existing Sunterra Notes converted pursuant to Existing Sunterra Notes Conversions in an aggregate amount not more than the aggregate amount of such Borrowing of Delayed Draw Term Loans and the Second Lien Delayed Draw Term Loans borrowed substantially simultaneously therewith, and all or a portion of such purchase or payment was funded by the Borrower using the proceeds from (x) cash on hand, then the Borrower may retain the proceeds of such Borrowing (and the proceeds of the Second Lien Delayed Draw Term Loans borrowed substantially simultaneously therewith) in an aggregate amount not exceeding the aggregate amount of cash utilized to make such purchase or payment or (y) a Tranche A Borrowing, then the Borrower shall apply the proceeds of such Borrowing (and the proceeds of the Second Lien Delayed Draw Term Loans borrowed substantially simultaneously therewith) substantially simultaneously with such Borrowing of Delayed Draw Term Loans to the prepayment of Tranche A Borrowings in an aggregate amount not exceeding the aggregate amount of the Tranche A Borrowing actually utilized to make such purchase or payment.”

(n) Section 5.04(b) of the Credit Agreement is hereby amended by adding “(if such fiscal quarter ends after the Closing Date)” after the phrase “each of the first three fiscal quarters of each fiscal year” therein.

(o) Section 6.01(g) of the Credit Agreement is hereby amended by adding “or converted pursuant to Existing Sunterra Notes Conversions” immediately prior to the end thereof.

(p) Section 6.04(a) of the Credit Agreement is hereby amended by adding “Diamond Resorts Services, LLC, and Polo Sunterra Development, LLC,” immediately prior to the end of clause (B) of the proviso thereto.

(q) Section 6.08(b) of the Credit Agreement is hereby amended by adding “and Polo Sunterra Development, LLC” immediately prior to the end of clause (ii) thereof.

(r) Section 6.09(b) of the Credit Agreement is hereby amended by adding “or Existing Sunterra Notes Conversions” immediately prior to the word “or” at the end of clause (y) thereof.

(s) Schedule 1.01(c) to the Credit Agreement is hereby amended by deleting “Royal Palm Beach Resort” therefrom.

SECTION 3. Amendment to the Guarantee and Collateral Agreement. Effective as of the First Amendment Effective Date (as defined below), the Guarantee and Collateral Agreement is hereby amended by deleting the definition of “Excluded Accounts” in Section 1.02 and replacing it with the following definition:

““Excluded Accounts” means (a) payroll accounts, (b) employee trust accounts, (c) escrow accounts, (d) cash collateral accounts for credit card companies, (e) accounts containing rental payments for Resort occupancy collected on behalf of the applicable homeowners’ association or individual unit owners and that may not be controlled without the consent of such parties and (f) accounts containing amounts collected on behalf of business partners of the Borrower or a Subsidiary and that may not be controlled without the consent of such business partners; provided that, in the case of clauses (e) and (f), such accounts are reconciled no less frequently than once a month and all amounts allocated to the Company or a Subsidiary in such reconciliations are deposited reasonably promptly in a Deposit Account that is controlled in accordance with Section 4.04(b).”

SECTION 4. Representations and Warranties. Each of Holdings, Polo Holdings, the Borrower and the other Grantors hereby represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders that as of the First Amendment Effective Date (as defined below) and after giving effect hereto:

(a) This Amendment, the Credit Agreement, the Guarantee and Collateral Agreement and any other Loan Document to which it is a party has been duly authorized, executed and delivered by Holdings, Polo Holdings, the Borrower and each Grantor, including the New Subsidiary, and each of this Amendment, the Credit Agreement (as amended hereby) and the Guarantee and Collateral Agreement (as amended hereby) constitutes Holdings’, Polo Holdings’ and the Borrower’s and, with respect to the Guarantee and Collateral Agreement, each Grantor’s, including the New Subsidiary’s, legal, valid and binding obligation, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) All representations and warranties of each Loan Party, including the New Subsidiary, contained in the Loan Documents (as amended hereby) are true and correct in all material respects on and as of the First Amendment Effective Date (except with respect to representations and warranties expressly made only as of an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c) No Default or Event of Default has occurred and is continuing.

(d) This Amendment and the transactions contemplated hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (b) will not (i) violate (A) in any material respect any provision of any material law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, Polo Holdings, the Borrower or any Subsidiary, including the New Subsidiary, (B) in any material respect any material order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which Holdings, Polo Holdings, the Borrower or any Subsidiary, including the New Subsidiary, is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under, any such indenture, agreement or other instrument (other than the Existing Sunterra Notes Repurchase Offer or Existing Sunterra Notes that are converted pursuant to Existing Sunterra Notes Conversions) or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, Polo Holdings, the Borrower or any Subsidiary, including the New Subsidiary, other than any Lien created under the Credit Agreement or the Security Documents or any Second Priority Lien or Receivables Facility Lien.

SECTION 5. Effectiveness. The amendments contemplated by Sections 2 and 3 shall become effective as of the first date (the “First Amendment Effective Date”) on which:

(a) The Administrative Agent shall have received counterparts hereof duly executed and delivered by Holdings, Polo Holdings, the Borrower, the other Loan Parties, the Collateral Agent, each Delayed Draw Term Loan Lender and the Required Lenders.

(b) The Collateral Agent shall have received an executed original of a supplement in the form of Exhibit A to the Guarantee and Collateral Agreement to which the New Subsidiary and the Collateral Agent are parties.

(c) With respect to the New Subsidiary, (i) each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02 of the Credit Agreement), shall have been received by the Collateral Agent and shall be in proper form for filing, registration or recordation and (ii) the Collateral Agent, on behalf of the Secured Parties, shall have a security interest in the Collateral of the type and priority described in the Security Documents (subject to Liens expressly permitted by Section 6.02 of the Credit Agreement).

(d) An amendment to the Second Lien Credit Agreement and the Second Lien Guarantee and Collateral Agreement permitting multiple borrowings under the Second Lien Delayed Draw Term Loan Commitments and otherwise substantially similar to this Amendment shall become effective substantially simultaneously with this Amendment.

(e) The Administrative Agent shall have received payment of all reasonable fees and out-of-pocket expenses, to the extent invoiced, to be paid or reimbursed to it by the Borrower pursuant to the Credit Agreement, including those referred to in Section 7.

The Administrative Agent shall notify Holdings, Polo Holdings, the Borrower and the Lenders of the First Amendment Effective Date and such notice shall be conclusive and binding.

SECTION 6. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the Collateral Agent or the Lenders under the Credit Agreement, the Guarantee and Collateral Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Guarantee and Collateral Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Guarantee and Collateral Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement and the Guarantee and Collateral Agreement specifically referred to herein. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents.

(b) On and after the First Amendment Effective Date, each reference in each of the Credit Agreement and the Guarantee and Collateral Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement or the Guarantee and Collateral Agreement in any other Loan Document, shall be deemed a reference to the Credit Agreement (as amended hereby) or the Guarantee and Collateral Agreement (as amended hereby).

SECTION 7. Expenses. The Borrower agrees to reimburse the Administrative Agent and the Collateral Agent for their reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, pursuant to Section 9.05 of the Credit Agreement.

SECTION 8. Second Lien Credit Agreement Amendment. The Administrative Agent, the Collateral Agent and the Lenders party hereto hereby approve of an amendment to the Second Lien Credit Agreement and the Second Lien Guarantee and Collateral Agreement permitting multiple borrowings under the Second Lien Delayed Draw Term Loan Commitments and otherwise substantially similar to this Amendment that shall become effective substantially simultaneously with this Amendment.

SECTION 9. Governing Law; Counterparts. (a) This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

(b) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, and all such counterparts together shall constitute one and the same instrument. Delivery of any executed counterpart of a signature page to this Amendment by facsimile transmission or other electronic imaging means shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

DIAMOND RESORTS PARENT, LLC

by
Name:
Title:

DIAMOND RESORTS HOLDINGS, LLC

by
Name:
Title:

SUNTERRA CORPORATION

by
Name:
Title:

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO

by
Name:
Title:

CREDIT SUISSE, Cayman Islands Branch, individually and as Administrative Agent and Collateral Agent,

by
Name:
Title:

by
Name:
Title:

Lender Signature page to

the First Amendment

to the Sunterra Corporation

First Lien Credit Agreement

To approve the Amendment: MERRILL LYNCH MORTGAGE LENDING, INC., as a Lender

by
Name:
Title: